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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8) and in the Registration Statement (Form S-8 No. 333-65188) pertaining to the Main Street Banks, Inc. Omnibus Stock Ownership and Long Term Incentive Plan of our report dated January 13, 2003, with respect to the consolidated financial statements of Main Street Banks, Inc. and Subsidiaries for the year ended December 31, 2002 included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Atlanta, Georgia July 18, 2003

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EXHIBIT 23.2 CONSENT OF ERNST & YOUNG LLP Consent of Independent Auditors